Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350

In connection with the Quarterly Report of General Electric Capital Corporation (the “registrant”) on Form 10-Q for the period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Keith S. Sherin and Robert C. Green, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

May 9, 2014

/s/ Keith S. Sherin
Keith S. Sherin Chief Executive Officer

/s/ Robert C. Green
Robert C. Green Chief Financial Officer